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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


The following is a list of all subsidiaries of the Registrant.


                                                                 Jurisdiction of
             Name                                                Incorporation
             ------------------------------------------------    ---------------
             OKSB Statutory Trust I                              Connecticut
             SBI Capital Trust II                                Delaware
             Business Consulting Group, Inc.                     Oklahoma
             Healthcare Strategic Support, Inc.                  Oklahoma
             SNB Bank of Wichita                                 United States
             Stillwater National Bank & Trust Company            United States
               Cash Source, Inc.*                                Oklahoma
               CRK Properties, Inc.*                             Oklahoma
               SWB, Inc.*                                        Oklahoma
               SNB Insurance Agency, Inc. *                      Oklahoma
               SNB Real Estate Holdings, Inc. *                  Delaware
               Stillwater National Building Corporation*         Oklahoma
               BNS, Inc.**                                       Oklahoma
               SNB REIT, Inc.***                                 Delaware
               Stillwater Properties, Inc.****                   Oklahoma
               Grand Hill Investments, LLC*****                  Oklahoma

*      Direct subsidiary of Stillwater National Bank & Trust Company.
**     Direct subsidiary of CRK Properties, Inc.
***    Direct subsidiary of SNB Real Estate Holdings, Inc.
****   Direct subsidiary of Stillwater National Building Corporation
*****  Direct subsidiary of Stillwater Properties, Inc.